CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED
APRIL 30, 2008 AND 2007

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 2008 AND 2007

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Condensed Consolidated Balance Sheets	F-1

Condensed Consolidated Statements of Income and Comprehensive Income	F-2

Condensed Consolidated Statements of Stockholders’ Equity	F-3

Condensed Consolidated Statements of Cash Flows	F-4

Notes to Condensed Consolidated Financial Statements	F-5 - F-17

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30	October 31
	2008	2007
	(unaudited)	(audited)

ASSETS
Current assets:
Cash and cash equivalents	$1,041,408	$256,317
Restricted cash	980,000	715,939
Accounts receivables, net of allowances of $78,153 and $126,660	1,861,277	2,357,534
Other receivable, net of allowances of $64,171 and $125,807	715,690	936,329
Inventory	2,445,641	1,161,803
Advance to suppliers	5,454,175	3,536,487
Deferred tax asset	37,760	-
Total current assets	12,535,951	8,964,409

Property, plant and equipment, net	1,973,182	1,808,216
Rental deposits	629,521	588,613

Total assets	$15,138,654	$11,361,238
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short term loans	$3,916,035	$2,940,390
Accounts payable	1,577,420	1,761,202
Bills payable	-	676,645
Other payable and accrued expenses	704,851	399,640
Dividend payable	4,235,052	-
Advance from customers	147,140	105,911
Income and other tax payable	1,303,108	1,043,154
Due to related parties	1,867,310	1,247,110
Long term loans - current portion	33,472	31,208

Total current liabilities	13,784,388	8,205,260

Long-term liabilities:
Long-term loans, net of current portion	16,202	31,100
Minority interest in consolidated subsidiary	-	1,236
	16,202	32,336

Total liabilities	13,800,590	8,237,596

Commitments and contingencies (Note 14)

STOCKHOLDERS' EQUITY

Common stock, par value $1.00, 50,000 shares authorized, 50,000 shares issued and outstanding	50,000	50,000
Stock subscription receivable	(48,719)	(48,719)
Additional paid in capital	(529,244)	3,705,808
Retained earnings (deficit)	1,653,400	(500,074)
Accumulated other comprehensive income (loss)	212,627	(83,373)

Total stockholders’ equity	1,338,064	3,123,642

Total liabilities and stockholders' equity	$15,138,654	$11,361,238

See accompanying notes to condensed consolidated financial statements

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
	Six months ended April 30,		Three months ended April 30,
	2008	2007	2008	2007
Net sales	$7,803,130	$6,667,283	$3,918,880	$3,374,904

Cost of goods sold	2,760,070	2,433,116	1,436,933	1,150,998

Gross profit	5,043,060	4,234,167	2,481,947	2,223,906

Operating expenses
Advertising and promotion expense	896,189	799,718	340,748	404,278
Salaries	642,017	808,139	350,915	374,917
Other selling, general and administrative expenses	641,914	352,630	524,503	203,970
Commission	157,806	195,492	69,855	140,566
Research and development expense	42,498	37,402	20,384	21,983
	2,380,424	2,193,381	1,306,405	1,145,714

Operating profit	2,662,636	2,040,786	1,175,542	1,078,192

Other income and (expenses)
Interest income	5,536	2,661	778	155
Interest expenses	(148,942)	(26,407)	(64,416)	(13,916)
Allowance from government	-	76,567	-	-
Other expense	(6,733)	(14,169)	(324)	(14,679)
Other income and (expenses)	(150,139)	38,652	(63,962)	(28,440)

Income before income taxes	2,512,497	2,079,438	1,111,580	1,049,752

Income taxes	359,023	-	270,864	-

Net income	2,153,474	2,079,438	840,716	1,049,752

Other comprehensive income
Foreign currency translation adjustment	296,000	(10,888)	146,110	12
Comprehensive income	$2,449,474	$2,068,550	$986,826	$1,049,764

Basic and diluted weighted average number of shares outstanding	50,000	50,000	50,000	50,000
Basic and diluted earnings per share	$43.07	$41.59	$16.81	$21.00

See accompanying notes to condensed consolidated financial statements

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common stock
	Number of shares	Amount	Stock subscription receivable	Additional paid in capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance at October 31, 2007 (audited)	50,000	$50,000	$(48,719)	$3,705,808	$(500,074)	$(83,373)	$3,123,642

Foreign currency translation	-	-	-	-	-	296,000	296,000

Dividend declared	-	-	-	(4,235,052)	-	-	(4,235,052)

Net income for the six months ended April 30, 2008	-	-	-	-	2,153,474	-	2,153,474

Balance at April 30, 2008 (Unaudited)	50,000	$50,000	$(48,719)	$(529,244)	$1,653,400	$212,627	$1,338,064

See accompanying notes to condensed consolidated financial statements

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended April 30,
	2008	2007

Cash flow from operating activities
Net income	$2,153,474	$2,079,438
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	121,878	39,146
Allowance of bad debts-Accounts receivable	(53,525)	(83,729)
Allowance of bad debts-Other receivable	(66,676)	35,281
(Increase) decrease in operating assets
Accounts receivables	673,579	545,103
Other receivables	202,864	(1,192,792)
Inventories	(1,028,431)	228,799
Advance to suppliers	(1,608,208)	(1,632,846)
Restricted cash	728,039	302,952
Deferred tax asset	(37,760)	-
Increase (decrease) in operating liability
Accounts payable	(283,432)	329,966
Other tax payable	181,230	300,315
Advance from customers	17,868	(186,197)
Bills payable	(688,081)	(257,012)
Other current liabilities	267,326	637,807
Net cash provided by operating activities	580,145	1,146,231

Cash flows from investing activities
Purchase of equipment	(160,021)	(40,775)
Net cash used in investing activities	(160,021)	(40,775)

Cash flows from financing activities
Proceeds from Short term loans	2,413,495	1,542,891
Repayment of short term loans	(1,630,956)	(382,837)
Repayment of long term loans	(16,433)	(2,731)
Proceeds (payment to acquire minority interests) from minority stockholders	(1,257)	1,276
(Increase) in restricted cash	(980,000)	-
Due to related party	521,055	(2,440,081)
Net cash provided by (used in) financing activities	305,904	(1,281,482)

Effect of exchange rate changes in cash	59,063	17,004

Net increase/(decrease) in cash and cash equivalents	785,091	(159,022)

Cash and cash equivalents, beginning of period	256,317	1,183,177

Cash and cash equivalents, end of period	$1,041,408	$1,024,155

Supplemental disclosure of cash flow information
Cash paid during the year

Interest paid	$83,288	$26,407

Income tax paid	$-	$-

Supplemental disclosure of non-cash financing activities
Dividend payable	$4,235,052	$-

See accompanying notes to condensed consolidated financial statement

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP) and stated in US dollars, have been prepared by Charleston Industrial Limited and subsidiaries (collectively, the “Company”).

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to rules and regulations of the US Securities and Exchange Commission, although the Company believes that the disclosures are adequate to make the information presented not misleading. These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that the interim condensed consolidated financial statements be read in conjunction with the October 31, 2007 audited financial statements of Tianjin Yayi Industrial Co., Limited and Subsidiary and the October 31, 2007 audited balance sheet of Charleston Industrial Limited. The interim operating results for the six months ended April 30, 2008 may not be indicative of operating results expected for the full year.

On January 15, 2008, Charleston Industrial Limited (“Charleston”) acquired Tianjin Yayi Industrial Co., Limited (“Tianjin Yayi”) and its wholly-owned subsidiary, Weinan Milkgoat Production Co., Limited (“Weinan Milkgoat”). Under the terms of the merger agreement, all stockholders of Tianjin Yayi will receive a dividend from Charleston in the amount of $4,235,052 (RMB 30,500,000) for all of the shares of Tianjin Yayi. Since the ownership of Charleston and Tianjin Yayi are substantially the same, the merger was accounted for as a transaction between entities under common control, whereby Charleston recognized the assets and liabilities of Tianjin Yayi transferred at their carrying amounts. Share and per share amounts have been retroactively adjusted to reflect the merger.

2. Nature of Business

Charleston Industrial Limited

Charleston is a limited liability company organized under the laws of British Virgin Islands on October 31, 2007 in anticipation of a business combination with a U.S. reporting company. Charleston issued 50,000 shares of common stock at $1 per share on the incorporation date, receiving cash of $1,281 and a subscription receivable of $48,719.

Tianjin Yayi Industrial Co., Limited

Tianjin Yayi is a Chinese enterprise incorporated in the People’s Republic of China (“PRC”) in May 1994 in accordance with the Laws of the People’s Republic of China. The Company currently engages in the processing, commercialization and distribution of a series of goat milk powder, goat milk slice, liquid goat milk as well as goat milk drink throughout the PRC.

Weinan Milkgoat Production Co., Limited

Weinan Milkgoat was formed on December 8, 2006. Tianjin Yayi invested $277,708 (equivalent to RMB 2,000,000) in Weinan Milkgoat and owned 99.5% interest in Weinan Milkgoat. Liu Li, a major shareholder of Tianjin Yayi owned the remaining interest of 0.5% amounting to $1,389 (equivalent to RMB 10,000). Weinan Milkgoat engages in processing and distribution of milk.

On December 6, 2007, Tianjin YaYi increased its investment in Weinan Milkgoat amounting to $415,174 (RMB 2,990,000) while Liu Li transferred her 0.5% interest in Weinan Milkgoat to Tianjin Yayi. As a result, Tianjin Yayi owns 100% shares of Weinan Milkgoat with a registered capital of $694,271 (RMB 5,000,000).

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3. Summary of Significant Accounting Policies

The principal activities of the Company and its subsidiaries consist of manufacturing and selling of goat milk powder and liquid goat milk. All activities of the Company are principally conducted by its subsidiary Tianjin Yayi operating in the PRC.

Basis of Consolidation - The unaudited condensed financial statements include the accounts of Charleston and its wholly-owned subsidiaries, Tianjin Yayi and Weinan Milkgoat. All material intercompany transactions have been eliminated in consolidation.

The consolidated financial statements have been restated for all periods prior to the merger to include the financial position, results of operations and cash flows of the commonly controlled companies.

Reclassification – Reclassifications have been made to accounts receivable and advance to customers as at October 31, 2007 for right of offset to conform to the April 30, 2008 presentation.

Cash and cash equivalents - Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

Inventory - Inventory is stated at the lower of cost or market, determined by the weighted average method. Work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.

Trade accounts receivable - Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at the period end.

Outstanding account balances are reviewed individually for collectibility.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Allowances for doubtful accounts receivable balances are recorded when circumstances indicate that collection is doubtful for particular accounts receivable or as a general reserve for all accounts receivable. Management estimates such allowances based on historical evidence such as amounts that are subject to risk. Accounts receivable are written off if reasonable collection efforts are not successful.

Based on management’s evaluation of historical experience, the following policy for allowance of doubtful accounts is established:

Trade and other receivables due:	% of Balance
Within 90 days:	1.5%
Between 91 and 180 days:	5.0%
Between 181 and 360 days:	20.0%
Between 361 and 720 days:	50.0%
Over 721 days:	100.0%

Property, plant and equipment-Property, plant and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Assets under construction are not depreciated until construction is completed and the assets are ready for their intended use. Depreciation and amortization are provided on the straight-line method based on the shorter of the estimated useful lives of the assets or lease term as follows:

Leasehold improvement	3 years
Plant and machinery	10 years
Furniture, fixtures and equipment	5 years
Motor vehicles	5 years

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3. Summary of Significant Accounting Policies – Continued

Recoverability of Long Lived Assets -The Company follows Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. The Company is not aware of any events or circumstances that indicate the existence of impairment, which would be material to the Company’s financial statements.

Revenue recognition - The Company recognizes revenue on product sales when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Net sales of products represent the invoiced value of goods, net of value added taxes (“VAT”), sales returns, trade discounts and allowances.  The Company is subject to VAT which is levied on majority of the Company’s products at the rate of 17% on the invoiced value of sales.  Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.  Input VAT paid is recoverable from output VAT charged to customers.

Research and development - Research and development costs are expensed as incurred. Such expenditures amounted to $42,498 and $20,384 for the six months ended April 30, 2008 and 2007, respectively. Research and development expenses amounted to $37,402 and $21,983 for the three months ended April 30, 2008 and 2007, respectively.

Advertising and promotion costs - Costs incurred in direct-response advertising are capitalized and amortized on a straight-line basis over the duration of the advertising campaign. As of April 30, 2008, there was no capitalized direct-response advertising. All other advertising costs are expensed as incurred. Such expenditures amounted to $896,189 and $799,718 for the six months ended April 30, 2008 and 2007, respectively. Advertising and promotion costs amounted to $340,748 and $404,278 for the three months ended April 30, 2008 and 2007, respectively.

Comprehensive income - The Company follows the Statement of Financial Accounting Standard (“SFAS”) No. 130, Reporting Comprehensive Income. Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

Income taxes - Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency transaction - The consolidated financial statements of the Company are presented in United States Dollars (“US$”). Transactions in foreign currencies during the year are translated into US$ at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in foreign currencies on the balance sheet date are translated into US$ at the exchange rates prevailing on that date. All transaction differences are recorded in the income statement.

Foreign currency translation - Assets and liabilities of subsidiaries with a functional currency other than US$ are translated into US$ using period end exchange rates. Income and expense items are translated at the average exchange rates in effect during the period. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Stockholders’ Equity.

Post-retirement and post-employment benefits - The Company’s subsidiaries contribute to a state pension scheme in respect of its PRC employees. Other than the above, neither the Company nor its subsidiary provides any other post-retirement or post-employment benefits.

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3. Summary of Significant Accounting Policies – Continued

Basic Earnings Per Common Share - The Company follows SFAS No. 128, Earnings Per Share, resulting in the presentation of basic and diluted earnings per share. Since the Company does not have any common stock equivalents, the basic and diluted earnings per share are the same.

Use of estimates - The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts in the financial statements and related disclosure in the accompanying notes. Actual results could differ from those estimates. The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, work in process inventory valuation, inventory obsolescence, depreciation, useful lives of property, plant and equipment, taxes, contingencies and employee benefit plans. These estimates may be adjusted as more current information becomes available and any adjustment could be significant. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Cost of goods sold - Cost of goods sold consists primarily of costs of raw materials, direct labor, depreciation of plant and machinery, and overhead associated with the manufacturing process

Shipping and handling cost - Shipping and handling costs related to delivery of finished goods are included in other selling, general and administrative expenses. During the six months ended April 30, 2008 and 2007, shipping and handling costs were $116,880 and $47,629, respectively. During the three months ended April 30, 2008 and 2007, shipping and handling costs were $55,107 and $36,937, respectively.

Retained earnings-appropriated - In accordance with the relevant PRC regulations and the PRC subsidiaries’ Articles of Association, these subsidiaries are required to allocate its net income to statutory surplus reserve.

Statutory surplus reserve - In accordance with the relevant laws and regulations of the PRC and the articles of associations of the PRC subsidiaries, these companies are required to appropriate 10% of their net income reported in the PRC statutory accounts, after offsetting any prior years’ losses, to the statutory surplus reserve, on an annual basis. When the balance of such reserve reaches 50% of the respective registered capital of the subsidiaries, any further appropriation is optional.

The statutory surplus reserves can be used to offset prior years’ losses, if any, and may be converted into registered capital, provided that the remaining balances of the reserve after such conversion is not less than 25% of registered capital. The statutory surplus reserve is non-distributable.

4. Recently Issued Accounting Pronouncements

FIN 48 – Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standard Board (“FASB”) issued Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes. FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 was effective for fiscal years beginning after December 15, 2006. In January 2008, the FASB approved FASB Staff Position (FSP) No. FIN 48-6 - “Effective Date of FASB Interpretation No. 48 for Nonpublic Enterprise”, permitting nonpublic enterprise to defer implementation of FIN 48 until period beginning after December 15, 2007. The Company has not yet determined the impact of the adoption of FIN 48 on its financial statements and footnotes disclosures.

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

4. Recently Issued Accounting Pronouncements – Continued

SFAS No. 157– Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The FASB has granted a one-year deferral for non-financial assets and liabilities to comply with this statement. The Company has not yet determined the impact the implementation of SFAS 157 will have on the Company’s non-financial assets and liabilities which are not recognized or disclosed on a recurring basis. However, the Company does not anticipate that the full adoption of SFAS 157 will significantly impact their consolidated financial statements.

SFAS No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not yet determined the impact of the adoption of SFAS No.159 on its financial statements and footnote disclosure.

SFAS No. 160 – Noncontrolling interest in Consolidated Financial Statements

On December 4, 2007, the FASB issued SFAS No. 160, Noncontrolling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The Company has not yet determined the impact of the adoption of SFAS No. 160 on its financial statements and footnote disclosures.

SFAS No. 141R – Business Combinations

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective for the Company beginning November 1, 2009 and will change the accounting for business combinations on a prospective basis.

SFAS No. 161 – Disclosures about Derivative Instruments and Hedging

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which is effective January 1, 2009. SFAS 161 requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity’s financial position, financial performance, and cash flows. Among other things, SFAS 161 requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant. SFAS 161 is not currently applicable to the Company since the Company does not have derivative instruments or hedging activity.

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

5. Cash and Cash Equivalents

Cash and cash equivalents are summarized as follows:

	April 30,	October 31,
	2008	2007
	(unaudited)	(audited)

Cash at bank	$1,036,544	$239,727
Cash on hand	4,864	16,590
	$1,041,408	$256,317

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.  As of April 30, 2008 and October 31, 2007, substantially all of the Company’s cash and cash equivalents were held by major banks located in the PRC, which management believes are of high credit quality.

6. Restricted Cash

	April 30,	October 31,
	2008	2007
	(unaudited)	(audited)

Bank deposits held as collateral for bills payable	$-	$715,939
Remittance in transit (Note 11)	980,000	-
	$980,000	$715,939

During 2007, the Company was requested by certain of its suppliers to settle amounts owed to such suppliers by the issuance of bills through banks for which the banks undertake to guarantee the Company’s settlement of these amounts at maturity. These bills are interest−free with maturity dates of three months and six months from the date of issuance. As security for the banks’ undertaking, the Company is required to pay bank charges as well as place a deposit with such banks equivalent to 100% of the bills’ amount at the time of such issuance.

7. Other Receivables
	April 30,	October 31,
	2008	2007
	(unaudited)	(audited)

Advance to staff	$53,989	$221,335
Due from unrelated party	228,704	681,632
Prepayment	497,168	159,169
	779,861	1,062,136
Less: allowance for bad debts	(64,171)	(125,807)
	$715,690	$936,329

Amount due from unrelated party represents refund due from Nanda Technology Company Limited on research and development contract that was terminated. Prepayment includes $268,459 of prepaid expenses and $228,709 prepayment to San Yuan Xi Lin for purchase of equipment as of April 30, 2008. Prepayment includes $159,169 of prepaid expenses as of October 31, 2007.

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

8. Inventory

	April 30,	October 31,
	2008	2007
	(unaudited)	(audited)

Raw materials	$539,406	$347,531
Packaging	803,733	485,188
Finished goods	1,102,502	329,084
	2,445,641	1,161,803
Less: allowances for slow moving items	-	-
Total	$2,445,641	$1,161,803

9. Advances
	April 30,	October 31,
	2008	2007
	(unaudited)	(audited)

Advances to Tianjin Mengyang Biological Development Co., Ltd ("Tianjin Menyang")
- 70% of the total consideration of the office building according to the sales and purchase agreement	$2,965,779	$3,207,298
- other advances	1,117,431	-
Advanced payment to other suppliers	1,370,965	329,189
	$5,454,175	$3,536,487

10. Property, Plant and Equipment

Property, plant and equipment consist of the following:
	April 30,	October 31,
	2008	2007
	(unaudited)	(audited)

At cost:
Leashhold improvement	$67,350	$62,974
Plant and machinery	1,934,755	1,786,764
Furniture, fixtures and equipment	171,435	67,608
Motor vehicles	192,731	141,729
	2,366,271	2,059,075
Less: accumulated depreciation and amortization	(393,089)	(250,859)
Total	$1,973,182	$1,808,216

Motor vehicles are collateralized against long term payable (Note 13).

During the six months and three months ended April 30, 2008, depreciation expenses amounted to $121,878 and $64,443, among which $88,214 and $57,659 were recorded as cost of sales. $33,664 and $6,784 were recorded as administrative expense for the six months and three months ended April 30, 2008.

During the six months and three months ended April 30, 2007, depreciation expenses amounted to $39,146 and $19,916, among which $16,170 and $4,549 were recorded as cost of sales. $22,976 and $15,367 were recorded as administrative expense for the six months and three months ended April 30, 2007.

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

11. Short Term Loans

Short-term loans due within one year as of April 30, 2008 and October 31, 2007 consist of the following:

			April 30,	October 31,
			2008	2007
Lender	Loan Period	Interest Rate	(unaudited)	(audited)

Industrial & Commercial Bank	November 26, 2007 to November 12, 2008	8.0%	$571,772	$534,616
Rural Cooperative Bank	December 29, 2007 to December 27, 2008	9.0%	914,835	1,069,233
Tianjin City Commercial Bank	July 12, 2007 to July 11, 2008	8.5%	1,429,428	1,336,541
Allied Merit International Investment, Inc.	April 7, 2008 to July 5, 2008	0.0%	1,000,000	-
			$3,916,035	$2,940,390

Short-term loans from Industrial &Commercial Bank, Rural Cooperative Bank, and Tianjin City Commercial Bank are guaranteed by third parties in which the Company paid a one-time guarantee fee based on 1.0% to 1.5% of the guaranteed amount. The guarantee fee included in interest expense for the six months ended April 30, 2008 and 2007 was $18,484 and $11,615. The guarantee fee included in interest expense for the three months ended April 30, 2008 and 2007 was $0 and $11,615.

On April 3, 2008, the Company entered into a loan agreement with Allied Merit International Investment, Inc. (“Allied Merit”) for $1,000,000. As of April 30, 2008, the entire loan amount was received by the Company in which $980,000 was remitted to Tianjin Yayi’s bank account in China. As this is subject to PRC government foreign currency control regulations and has to undergo certain approval process, it is recorded as restricted cash (Note 6). It was received by Tianjin Yayi’s bank account in China in May 2008. The loan is interest free and due in 90 days from the date Allied Merit transferred the funds to the Company, which is April 7, 2008. The agreement has expired and the Company is in the process of negotiating the extension of the loan period.

12. Due to Related Parties
	April 30,	October 31,
	2008	2007
	(unaudited)	(audited)

Li Liu, a director of the Company, officer and principal shareholder	$1,765,892	$1,247,110
Zhijun Liu, principal officer of Weinan Goatmilk	101,418	-
	$1,867,310	$1,247,110

The amounts due to Li Liu and Zhijun Liu are unsecured with no stated interest or repayment terms and for the use as working capital.

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

13. Long-Term Payable

As of April 30, 2008 and October 31, 2007, the Company has the following long-term loans for the purchase of three motor vehicles:

	April 30,	October 31,
	2008	2007
	(unaudited)	(audited)

Installment loan from Bank of Agriculture, interest at 5.28% per annum, monthly principal and interest payment of $200 from May 19, 2005 to May 18, 2008	$-	$1,100

Installment loan GMAC-SAIC Automotive Finance Company Limited, interest at 7.33% per annum, monthly principal and interest payment of $322 from July 15, 2005 to June 17, 2009	4,258	5,801

Installment loan from Daimler-chrysler Automotive Finance Ltd, interest at 7.83% per annum, monthly principal and interest payment of $2,484 from September 30, 2007 to September 30, 2009	45,416	55,407
	49,674	62,308
Less: current portion	(33,472)	(31,208)
Long-term payable, net of current portion	$16,202	$31,100

Future maturities of long-term loans as of April 30, 2008 are as follows:
2009	$33,472
2010	16,202
$49,674

14. Income and Other Tax Payables

Income and other tax payables consist of the following:

	April 30,	October 31,
	2008	2007
	(unaudited)	(audited)

Income tax payable	$117,898	$-
Value added tax payable	1,165,858	1,032,176
Individual income withholding tax payable	2,950	2,468
Other tax payables	16,402	8,510
	$1,303,108	$1,043,154

As discussed in note 1, the Company utilizes the asset and liability method of accounting for income taxes in accordance with SFAS No. 109. As approved by the relevant tax authority in the PRC, Tianjin Yayi was fully exempted from PRC enterprise income tax for three years starting from 2004 through December 31, 2007. Effective January 1, 2008, the statutory PRC tax rate is 25% (prior to January 1, 2008, the statutory PRC rate was 33%). The enterprise income tax is reported on a separate entity basis.

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

14. Income and Other Tax Payables - Continued

The income tax provision(benefit) consist of the following:
	Six months ended April 30,		Three months ended April 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

Current	$396,783	$-	$308,624	$-
Deferred	(37,760)	-	(37,760)	-
	$359,023	$-	$270,864	$-

Income tax expense for the six and three months ended April 30, 2008 was $359,023 and $270,864. There was no income tax expense for the six and three months ended April 30, 2007 because Tianjin Yayi was fully exempted form PRC enterprise income tax during the periods and Weinan Milkgoat incurred losses during these periods.

The following is a reconciliation of the tax derived by applying the PRC Statutory Rate of 25% to the earnings before income taxes and comparing that to the recorded income tax provisions:
	Six months ended April 30,		Three months ended April 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

PRC tax provision at PRC statutory rate	25.0%	25.0%	25.0%	25.0%
Tax exemption	-10.7%	-25.0%	0.0%	-25.0%
Change in valuation allowance	0.0%	0.0%	-0.6%	0.0%
Effective tax rate	14.3%	0.0%	24.4%	0.0%

The deferred tax asset of $37,760 as of April 30, 2008 is due to the fact that for tax purposes Weinan Milkgoat has recognized income from sales to Tianjin Yayi for goods that have not been sold by Tianjin Yayi as of April 30, 2008. This income is eliminated upon consolidation for book purposes and thus creates a timing difference for the recognition of income for book and tax purposes.

15. Commitments and Contingencies

Operating Leases
In the normal course of business, the Company leases office space and factory under operating lease agreements, which expire through 2029. The Company rents office space, primarily for regional sales administration offices, in commercial office complexes that are conducive to administrative operations. The operating lease agreements generally contain renewal options that may be exercised at the Company's discretion after the completion of the base rental terms. In addition, many of the rental agreements provide for regular increases to the base rental rate at specified intervals, which usually occur on an annual basis.

On January 15, 2007, the Company signed a factory and warehouse leasing agreement with Tianjin Mengyang to rent a total gross area of 30,165 square meters for an annual rent of $1,259,067 (RMB 8,808,180) for 21 years from September 1, 2008 to August 31, 2029. A half-year deposit of $629,533 (RMB 4,404,090) was paid as of April 30, 2008. The property is to be located in Jinghai Industrial Park and Tianjin Mengyang is responsible for its construction.

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

15. Commitments and Contingencies - Continued

As of April 30, 2008, the Company was obligated under operating leases requiring minimum rentals as follows:
Fiscal year
Remainder of Fiscal 2008	$245,052
2009	1,318,037
2010	1,320,387
2011	1,320,857
2012	1,320,857
Thereafter	21,197,889
$26,723,079

During the six months ended April 30, 2008 and 2007, rent expenses amounted to $86,381 and $53,465.
During the three months ended April 30, 2008 and 2007, rent expense amounted to $40,234 and $28,857.

Purchase of Office Building
On January 15, 2007, the Company signed a sales and purchase agreement with Tianjin Mengyang to buy a 4-story office building of an approximate construction area of 7,800 square meters situated at Jinghai Industrial Park for a total consideration of $ 4,236,828 (equivalent to RMB 29,640,000). Tianjin Mengyang is responsible for renovation of the office building. The Company is to pay 70% of the total consideration. As of April 30, 2008, the Company paid the 70% in accordance with the agreement. The Company also advanced Tianjin Mengyang an amount of $ 1,117,431 (equivalent to RMB 7,817,327) as of April 30, 2008. The advance would be offset against the 30% balance due of $1,271,048 (equivalent to RMB 8,892,000) when the construction of the building is completed. The estimated time of completion of the office building is September 2008.

Purchase of raw material
The Company signed agreement with 18 village committees for the purchase of goat milk and goat placenta to ensure the steady supply of its raw material.

The details of agreements are listed as follows and the Company is obligated under the purchase agreement requiring minimum purchases as follows:

Tons
Fiscal year
Remainder of Fiscal 2008	1,103
2009	2,205
2010	2,205
2011	2,156
2012	1,788
Thereafter	675
10,132

The price for the goat milk and goat placenta is determined by market. As of April 30, 2008, the market price for the goat milk and goat placenta is $543/ton (equivalent to RMB3,800/ton).

Process contracts
On December 30, 2006 the Company entered into a process contract with a third party. The third party will provide production facility, office, dormitory, equipment and personnel to process liquid milk. The minimum monthly fee is $17,200 (RMB120,000) which is based on a minimum annual production commitment of 800 metric tons at $257 (RMB 1,800) per metric ton. This contract expires on December 29, 2008 and is automatically renewed at end of term. As of April 30, 2008, the Company was obliged under this contract for a minimum fees of approximately $102,900 (RMB720,000) for the remaining period of the fiscal year ending October 31, 2008 and $34,300(RMB 240,000) for fiscal year ending Oct 31, 2009.

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

15. Commitments and Contingencies - Continued

On April 1, 2007, the Company entered into a process contract with a third party. The third party will provide production facility, equipment and personnel to process liquid milk. The monthly fee is approximately $14,700 (RMB103,000) and the contract expires on December 31, 2009. As of April 30, 2008, the Company was obligated under this contract for a minimum fee of approximately $88,339 (RMB618,000) for the remaining period of the fiscal year ending October 31, 2008, $176,700(RMB1,236,000) for fiscal year ending 2009 and $29,400(RMB206,000) for fiscal year ending October 31, 2010.

16. Concentrations, Risks, and Uncertainties

The Company did not have any customer constituting greater than 10% of gross sales for the six months and three months period ended April 30, 2008.
The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.

The Company has the following concentrations of business with suppliers constituting greater than 10% of the Company’s purchasing volume:

	Six months ended April 30,
	2008	2007
	(unaudited)

Pacific Dairy Ingredients (Shanghai) Co., Ltd.	13%	13%

As at April 30, 2008, amount due to these suppliers included in accounts payable was approximately $143,570.

17. Operating Risk

Interest rate risk

The interest rates and terms of repayment of bank and other borrowings are disclosed in Note 11. Other financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash at bank, fixed deposits, and bills and accounts receivable. The credit risk on cash at bank and fixed deposits is limited because the counterparties are recognized financial institutions. Bills and accounts receivable are subjected to credit evaluations. An allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

Foreign currency risk

Most of the transactions of the Company were settled in Renminbi and U.S. dollars. In the opinion of the directors, the Company does not have significant foreign currency risk exposure.

Company’s operations are substantially in foreign countries

Substantially all of the Company’s products are manufactured in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

CHARLESTON INDUSTRIAL LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

18. Subsequent Event

On June 6, 2008, Charleston entered into a merger agreement with Ardmore Acquisition Corp. (“Ardmore”), a Delaware corporation and a wholly-owned subsidiary of Ardmore Holding Corporation (“Ardmore Holding”), pursuant to which Ardmore was merged into Charleston. All shares of Charleston were exchanged for 22,325,000 shares newly issued common stock of Ardmore Holding.

Under accounting principles generally accepted in the United States, the merger is considered on the closing date to be a capital transaction in substance, rather than a business combination. That is, the merger is equivalent to the issuance of stock by Charleston for the net monetary assets of Ardmore Holding, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the merger will be identical to that resulting from a reverse acquisition, except that no goodwill will be recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, Ardmore Holding, are those of the legal acquiree, Charleston, which are considered to be the accounting acquirer.